UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2009
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA		85605
(Address of principal executive offices)		(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 7.01. Regulation FD Disclosure.

On March 26, 2009, Uranerz Energy Corporation filed the attached news release entitled “Uranerz Reports on Uranium ISR Mine Permitting Update” announcing that, with the recent receipt of a Request for Additional Information (“RAI”) on environmental issues from the US Nuclear Regulatory Commission (“NRC”), the permitting activities associated with the Nichols Ranch In-Situ Recovery (“ISR”) Uranium Project located in the Powder Basin of Wyoming, are progressing.

Applications for a Permit to Mine and a Source Material License for the Nichols Ranch ISR Uranium Project were submitted to the Wyoming Department of Environmental Quality – Land Quality Division (“WDEQ”) and the United States Nuclear Regulatory Commission (“NRC”) in December of 2007. Both the NRC and WDEQ applications were deemed complete for further technical and environmental review in April 2008 and August 2008, respectively. In the fall of 2008, Uranerz received the RAI for the technical review from the NRC. Uranerz submitted the response to this RAI, consisting of answers with supporting data, to the NRC during March 2009. This return of information and data will allow the NRC to progress with the review, which should lead ultimately to the issuance of the required Source Materials License that allows Uranerz to receive, possess, use, transfer, or deliver radioactive materials. Uranerz also received RAIs from the NRC for the environmental portion of the application review on March 12, 2009. Again, as with the technical review request, Uranerz will respond as soon as practicable. The WDEQ is currently conducting their detailed review of the Permit to Mine application and additional questions are expected in the near future.

The mine plan for the Nichols Ranch ISR Uranium Project includes a central processing facility at the Company's Nichols Ranch property and a satellite ion exchange facility at its Hank property. The ultimate production level from these two properties is planned to be in the range of 600,000 to 750,000 pounds per year (as U308). The central processing facility is planned for a licensed capacity of 2 million pounds per year of uranium (as U3O8) and will process uranium-bearing well-field solutions from Nichols Ranch, as well as uranium-loaded resin transported from the Hank satellite facility, plus uranium-loaded resin from any additional satellite deposits that may be developed on the Company's other Powder River Basin properties. This centralized design enhances the economics of the Company's potential additional satellite projects by maximizing production capacity while minimizing further capital expenditures on processing facilities. The project is at a stage where it is progressing through the detailed engineering and design.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

(99.1)	Press Release dated March 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: March 30, 2009	By:	/s/ “Dennis Higgs”
Dennis Higgs
Chairman